Exhibit 99.2

MOORE & ASSOCIATES, CHARTERED
ACCOUNTANTS AND ADVISORS
PCAOB REGISTERED

December 8, 2008

Digital Yearbook, Inc.
848 N. Rainbow Blvd. #2096
Las Vegas, NV 89107
Telephone – 877-612-8971
Fax               N/A

VIA – email   ipocenter@mail.com
    USPS

Rodney Brewer

Rodney,

Within the preceding twenty four (24) hours, we have become aware that on or about November 7, 2008 you filed with the Securities and Exchange Commission (“SEC”) your form 10Q file/film No. 000-52917 for the period ending September 30, 2008, respectively and in violation of Regulation S-B.

You must contact the SEC regarding this matter within the next Five (5) Business days and provide us with a copy of that communication. Failing to do so will leave us with no alternative but to contact the SEC directly ourselves. Furthermore, we believe a Form 8-K for non-reliance should be filed.

Assuming you comply with the above you should plan to file an amended Q as soon as possible. This happens to be a very busy time for us but we will make every effort to complete the review as expeditiously as possible as we expect you to file your amended Q no later than December 29, 2008.

Regards,
Moore & Associates, Chartered
Las Vegas, Nevada

6490 West Desert Inn Road, Las Vegas, NV 89146 (702)253-7499 Fax (702)253-7501